EX-99.B(m)

APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO FUNDS TRUST

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
1.	Asset Allocation Fund Class B Class C	0.75 0.75
2.	California Limited-Term Tax-Free Fund Class C	0.75
3.	California Tax-Free Fund Class B Class C	0.75 0.75
4.	Colorado Tax-Free Fund Class B	0.75
5.	Common Stock Fund Class B Class C	0.75 0.75
6.	C&B Large Cap Value Fund Class B Class C	0.75 0.75
7.	C&B Mid Cap Value Fund Class B Class C	0.75 0.75
8.	Diversified Equity Fund Class B Class C	0.75 0.75
9.	Emerging Markets Focus Fund Class B Class C	0.75 0.75
10.	Endeavor Large Cap Fund Class B Class C	0.75 0.75
11.	Endeavor Select Fund Class B Class C	0.75 0.75
12.	Equity Income Fund Class B Class C	0.75 0.75
13.	Equity Index Fund Class B	0.75
14.	Equity Value Fund Class B Class C	0.75 0.75
15.	Government Securities Fund Class C	0.75
16.	Growth Balanced Fund Class B Class C	0.75 0.75

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
17.	Growth Equity Fund Class B Class C	0.75 0.75
18.	Growth Fund Class C	0.75
19.	High Yield Bond Fund Class B Class C	0.75 0.75
20.	Income Plus Fund Class B Class C	0.75 0.75
21.	Inflation-Protected Bond Fund Class B Class C	0.75 0.75
22.	Intermediate Government Income Fund Class B Class C	0.75 0.75
23.	International Core Fund Class B Class C	0.75 0.75
24.	International Equity Fund Class B Class C	0.75 0.75
25.	International Value Fund Class B Class C	0.75 0.75
26.	Large Cap Appreciation Fund Class B Class C	0.75 0.75
27.	Large Company Core Fund Class B Class C	0.75 0.75
28.	Large Company Growth Fund Class B Class C	0.75 0.75
29.	Liquidity Reserve Money Market Fund	0.00
30.	Mid Cap Growth Fund Class B Class C	0.75 0.75
31.	Minnesota Tax-Free Fund Class B Class C	0.75 0.75
32.	Moderate Balanced Fund Class B Class C	0.75 0.75
33.	Money Market Fund Class B	0.75
34.	Municipal Bond Fund Class B Class C	0.75 0.75
35.	National Limited-Term Tax-Free Fund Class B Class C	0.75 0.75

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
36.	National Tax-Free Fund Class B Class C	0.75 0.75
37.	Outlook Today Fund Class B Class C	0.75 0.75
38.	Outlook 2010 Fund Class B Class C	0.75 0.75
39.	Outlook 2020 Fund Class B Class C	0.75 0.75
40.	Outlook 2030 Fund Class B Class C	0.75 0.75
41.	Outlook 2040 Fund Class B Class C	0.75 0.75
42.	Overland Express Sweep Fund	0.25
43.	Short Duration Government Bond Fund Class B Class C	0.75 0.75
44.	Short-Term Municipal Bond Fund Class C	0.75
45.	Small Cap Growth Fund Class B Class C	0.75 0.75
46.	Small Cap Value Fund Class B Class C	0.75 0.75
47.	Small Company Growth Class B Class C	0.75 0.75
48.	Small Company Value Fund Class B Class C	0.75 0.75
49.	Specialized Financial Services Fund Class B Class C	0.75 0.75
50.	Specialized Health Sciences Fund Class B Class C	0.75 0.75
51.	Specialized Technology Fund Class B Class C	0.75 0.75
52.	Stable Income Fund Class B Class C	0.75 0.75
53.	Strategic Income Fund Class B Class C	0.75 0.75

Funds Trust Funds and Share Classes		Maximum Rule 12b-1 Fee
54.	Strategic Small Cap Value Fund[1] Class C	0.75
55.	Total Return Bond Fund Class B Class C	0.75 0.75
56.	Ultra-Short Duration Bond Fund Class B Class C	0.75 0.75
57.	U.S. Value Fund Class B Class C	0.75 0.75
58.	Value Fund Class B Class C	0.75 0.75
59.	WealthBuilder Conservative Allocation Portfolio	0.75
60.	WealthBuilder Equity Portfolio	0.75
61.	WealthBuilder Growth Allocation Portfolio	0.75
62.	WealthBuilder Growth Balanced Portfolio	0.75
63.	WealthBuilder Moderate Balanced Portfolio	0.75
64.	WealthBuilder Tactical Equity Portfolio	0.75
65.	Wisconsin Tax-Free Fund Class C	0.75

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: February 8, 2006

[1]	On February 8, 2006, the Board of Trustees approved the establishment of the Strategic Small Cap Value Fund, which is expected to commence operations in 2006.